UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 7, 2022

TPG Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41222	87-2063362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX	76102
(Address of principal executive offices)	(Zip code)

(817) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	TPG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by TPG Inc. (the “Company”) in its final prospectus relating to its Registration Statement on Form S-1, as amended (File No. 333- 261681) (the “Prospectus”), filed with the Securities and Exchange Commission (“SEC”) on January 14, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the Company omitted from the Summary Compensation Table included in the Prospectus amounts payable to the Company’s named executive officers with respect to platform-level performance allocation distributions for the period of October 1, 2021 through December 31, 2021 (the “2021 Q4 Performance Distributions”) because such amounts had not yet been determined at the time the Prospectus was filed. On March 7, 2022, a determination was made.

The 2021 Q4 Performance Distributions for the Company’s named executive officers are: Mr. Coulter ($11,325,254); Mr. Winkelried ($8,539,918); Mr. Weingart ($5,615,270); Mr. Murphy ($442,928); Mr. Sisitsky ($9,907,376); Ms. Vazquez-Ubarri ($73,880); and Mr. Berenson ($27,145). The Company is providing a revised Summary Compensation Table set forth below, updating the “All other compensation” column and related footnotes and “Total compensation” column to include the 2021 Q4 Performance Distributions and revised total compensation figures for the Company’s fiscal year ended December 31, 2021. No other amounts or related footnotes in the table have changed.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	All other compensation ($)(2)	Total compensation ($)
James G. Coulter, Executive Chairman and Founding Partner(3)	2021	700,000	6,000,000	28,410,392	35,110,392
	2020	700,000	5,000,000	6,936,010	12,636,010
Jon Winkelried, Chief Executive Officer(3)	2021	700,000	6,000,000	13,475,842	20,175,842
	2020	700,000	5,000,000	3,589,944	9,289,944
Jack Weingart, Chief Financial Officer(4)	2021	500,000	5,250,000	26,645,309	32,395,309
	2020	500,000	4,500,000	5,318,444	10,318,444
Ken Murphy, Chief Operating Officer(4)	2021	500,000	3,500,000	1,907,817	5,907,817
	2020	500,000	2,750,000	565,493	3,815,493
Todd Sisitsky, President	2021	500,000	5,750,000	45,705,793	51,955,793
	2020	500,000	5,000,000	9,072,258	14,572,258
Anilu Vazquez-Ubarri, Chief Human Resources Officer	2021	500,000	3,750,000	1,216,290	5,466,290
	2020	500,000	2,050,000	333,478	2,883,478
Bradford Berenson, General Counsel	2021	500,000	3,000,000	577,589	4,077,589
	2020	500,000	2,300,000	79,842	2,879,842

(1)

This column reflects discretionary bonuses to our named executive officers in December of each year. For Mr. Coulter, it also includes amounts attributed to a personal corporation of his due to its ownership interests in a Company subsidiary.

(2)

This column reflects platform-level performance allocation distributions (which include vintage share awards, investment-specific awards and discretionary awards). For Messrs. Coulter, Winkelried and Weingart, this column also includes the following amounts related to perquisites: for Mr. Coulter, $535,812 for legal services in 2021 and $83,887 for personal security services in 2020; for Mr. Winkelried in 2021 and 2020, respectively, $220,526 and $38,510 for legal services; and for Mr. Weingart in 2021 and 2020, respectively, $16,667 and $15,481 for personal office space. In such years, Mr. Coulter had access to aircraft for his personal use at no incremental cost to us because Mr. Coulter bore the cost. In certain instances, the Company may provide resources to family offices of our people, including off-site information technology services, which are at no incremental cost to the Company. For information about family office services arrangements, see “Certain Relationships and Related Party Transactions—Proposed Transactions—Exchange Agreement” in the Prospectus.

(3)

Effective May 10, 2021, Mr. Coulter became our Executive Chairman and Mr. Winkelried became our sole Chief Executive Officer. Prior to May 10, 2021, Messrs. Coulter and Winkelried both served as our Co-Chief Executive Officers.

(4)	Mr. Murphy served as our principal financial officer in 2021 until the appointment of Mr. Weingart as Chief Financial Officer effective as of August 4, 2021.

The 2021 Q4 Performance Distributions for the Company’s directors are: Mr. Bonderman ($2,449,660); Ms. Chorengel ($89,164); Mr. Coslet ($4,334,312); Mr. Davis ($3,624,475); Mr. Sarvananthan ($1,767,816); and Mr. Trujillo ($11,352,754).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

TPG INC.

By:	/s/ Bradford Berenson
Name:	Bradford Berenson
Title:	General Counsel

Date: March 11, 2022